Exhibit 99.1
     McKesson Contacts:
Investors and Financial Media
Larry Kurtz
Larry.Kurtz@McKesson.com
415-983-8418
General and Business Media
Kate Rohrbach
Kate.Rohrbach@McKesson.com
415-983-9023
     Per-Se Technologies Contact:
Robert Borchert, Investor Relations
robert.borchert@per-se.com
770-237-7539
McKESSON TO ACQUIRE PER-SE TECHNOLOGIES FOR $1.8 BILLION
•	Acquisition builds scale and deepens market penetration.

•	Strengthens product portfolio with three key customer sets: hospitals, physician practices and retail pharmacies.

•	By the third year, McKesson expects to realize pre-tax synergies of at least $50 million to $75 million.
SAN FRANCISCO and ATLANTA, GA, November 6, 2006 — McKesson Corporation (NYSE: MCK) and Per-Se Technologies, Inc. (NASDAQ: PSTI) announced today that the two companies have signed a definitive agreement under which McKesson will acquire Per-Se. Per-Se is a leading provider of financial and administrative healthcare solutions for hospitals, physicians and retail pharmacies. Under the terms of the agreement, McKesson will acquire all of the outstanding shares of Per-Se for $28.00 per share in cash. In total, including Per-Se’s outstanding debt, the transaction is valued at approximately $1.8 billion. By the third year, McKesson expects to realize pre-tax synergies of at least $50 million to $75 million.
     The acquisition is expected to close in the first quarter of 2007, McKesson’s fourth fiscal quarter, subject to customary conditions, including regulatory review. While synergies will begin to be realized in the first year, McKesson expects to invest immediately in the future growth of the businesses being acquired. Excluding special items and including anticipated synergies, the acquisition is expected to be neutral to marginally dilutive to McKesson’s EPS in Fiscal 2008 and accretive thereafter.
Strategic Acquisition Builds Scale and Strengthens Customer Relationships
     Per-Se fits directly with McKesson’s strategy to continue as a leader solving the clinical, financial and business process challenges facing healthcare today. The inclusion of Per-Se builds scale and strengthens customer relationships in existing McKesson businesses serving hospitals, physicians and pharmacies. In addition, Per-Se adds to McKesson the nation’s largest electronic pharmacy network connecting approximately 90 percent of U.S. retail pharmacies to other business partners to help manage key clinical, financial and administrative transactions for the pharmacist and payor. Per-Se’s current customer base includes approximately 100,000 physicians in small practices, 17,000 hospital-affiliated physicians, 3,000 hospitals and 50,000 retail pharmacies.
     “Per-Se expands our customer base with products and services that augment and strengthen McKesson’s solutions portfolio,” said John Hammergren, chairman and chief executive officer of McKesson. “An increasingly complex reimbursement environment, a rapidly emerging market for physician office software, and the continued need for products and services to help our retail pharmacy customers compete more effectively and profitably, all create opportunities for McKesson to accelerate future growth. Per-Se’s highly regarded products and services strengthen our position in each of these key areas while also providing valuable scale. We look forward to welcoming the creativity and energy of Per-Se’s employees to McKesson.”
     “Both McKesson and Per-Se share a vision to reduce healthcare costs while improving quality through streamlining business and clinical processes, and improving patient care,” said Philip M. Pead, chairman, president and chief executive officer of Per-Se Technologies. “Upon closing, our shareholders will realize an attractive and immediate cash premium on their investment in Per-Se. This announcement is also tremendous news for our customers and employees, who will benefit from a significantly enhanced product offering, along with the resources of the world’s largest healthcare services company.”
Stronger Position with Hospitals, Physicians, Pharmacies
     In hospital information technology, Per-Se enables McKesson to further strengthen its leading position with expanded connectivity, services and tools to improve cash flow and business office productivity. Per-Se also enhances McKesson’s offering of resource management solutions with staff management software.
     In physician offices, where McKesson continues to expand its capabilities, Per-Se is a leader in providing practice management software to the small-office physician market and business management outsourcing services to hospital-affiliated and academic physician group practices. The addition of this complementary product line will allow McKesson to market the combined products and services to physicians in groups of all sizes.
     In retail pharmacies, Per-Se adds retail claims management to McKesson’s capabilities and bolsters its offering in pharmacy management software. Per-Se offers pharmacy management systems that streamline and connect pharmacy operations and also operates the nation’s largest electronic pharmacy network.
     Overall, the acquisition of Per-Se provides McKesson with a platform to further strengthen the relationships among pharmacies, manufacturers, physicians, hospitals, payors and patients. With the acquisition of Per-Se, the scale of McKesson’s transaction-processing services and associated offerings for physicians and hospitals will more than double, to approximately 560 million transactions annually, representing an estimated $300 billion in billed charges.
     “The acquisition of Per-Se is consistent with our disciplined, portfolio approach to capital deployment, using the strength of our balance sheet to create shareholder value through a variety of strategies,” Hammergren concluded. “In addition to expanding our scale and enhancing our growth potential, it supports McKesson’s mission to bring technology, clinical best practices and process improvements to healthcare to reduce costs while improving quality, safety and efficiency.”
Other Information
     ValueAct Capital, the beneficial owner of approximately 15.5% of Per-Se’s voting common stock, and certain of its affiliates, have executed a Voting Agreement in conjunction with the Merger Agreement under which ValueAct and its affiliates agree to vote their Per-Se shares in favor of the transaction.
     McKesson’s financial advisor on the transaction is J.P. Morgan Securities, Inc. and its outside counsel is Simpson Thacher & Bartlett LLP. Per-Se’s financial advisor is The Blackstone Group and its outside counsel is King & Spalding LLP.
     McKesson will host a conference call for the financial community to review its proposed acquisition of Per-Se today at 10 AM ET. The call can be accessed by dialing 773-799-3901, passcode MCKESSON. The call will be available on replay at 402-220-4601 through November 20, 2006.
Risk Factors and Safe Harbor Statement
     Except for historical information contained in this press release, matters discussed may constitute “forward-looking statements”, within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that involve risks and uncertainties that could cause actual results to differ materially from those projected, anticipated or implied. These statements may be identified by their use of forward-looking terminology such as “believes”, “expects”, “anticipates”, “may”, “should”, “seeks”, “approximates”, “intends”, “plans”, “estimates” or the negative of these words or other comparable terminology. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions, however, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements involve risks and uncertainties involving the proposed acquisition of Per-Se by McKesson, including, but not limited to, the ability of the parties to close the transaction announced in this press release, the ability of McKesson to integrate successfully the operations of Per-Se with McKesson, the cost of financing the transaction, the risk that estimated synergies will not be realized, costs relating to the proposed transaction, disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers, and the risk that governmental approvals of the transaction will not be obtained on the proposed terms and schedule or at all or will only be obtained following the imposition of adverse conditions. Additional factors also could cause actual results to differ materially from those described in the forward-looking statements, many of which are beyond the control of McKesson and Per-Se. The most significant of these risks and uncertainties are described in McKesson’s and Per-Se’s Form 10-K, Form 10-Q and Form 8-K reports filed with the Securities and Exchange Commission and include, but are not limited to: with respect to McKesson, adverse resolution of pending shareholder litigation regarding the 1999 restatement of McKesson’s historical financial statements; the changing U.S. healthcare environment, including changes in government regulations and the impact of potential future mandated benefits; competition; changes in private and governmental reimbursement or in the delivery systems for healthcare products and services; governmental and manufacturers’ efforts to regulate or control the pharmaceutical supply chain; changes in pharmaceutical and medical-surgical manufacturers’ pricing, selling, inventory, distribution or supply policies or practices; changes in the availability or pricing of generic drugs; changes in customer mix; substantial defaults in payment or a material reduction in purchases by large customers; challenges in integrating and implementing McKesson’s internally used or externally sold software and software systems, or the slowing or deferral of demand or extension of the sales cycle for external software products; continued access to third-party licenses for software and the patent positions of McKesson’s proprietary software; McKesson’s ability to meet performance requirements in its disease management programs; the adequacy of insurance to cover liability or loss claims; new or revised tax legislation; foreign currency fluctuations or disruptions to foreign operations; and McKesson’s ability to successfully identify, consummate and integrate strategic acquisitions; and with respect to Per-Se, the failure to realize improvements in performance, efficiency and profitability; failure to complete anticipated sales under negotiations; failure to successfully implement sales backlog; lack of revenue growth; client losses; technical issues in processing claims through the Company’s clearinghouses; failure to gain integration synergies from the NDCHealth acquisition; any benefit from an additional release of the tax valuation allowance; outcome of pending legal matters; and adverse developments with respect to the operation or performance of the Company’s business units or the market price of its common stock. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither McKesson nor Per-Se assumes any obligation to update or revise any such statements, whether as a result of new information or otherwise. Stockholders are encouraged to review SEC filings and more information about McKesson and Per-Se, which are located on the companies’ respective websites.
Additional Information and Where to Find it
     In connection with the proposed acquisition, Per-Se plans to file a proxy statement with the SEC. INVESTORS AND SECURITY HOLDERS OF PER-SE ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement will be mailed to stockholders of Per-Se. Investors and security holders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by Per-Se with the SEC, at the SEC’s web site at http://www.sec.gov. In addition, you may also obtain McKesson’s filings with the SEC, free of charge, from McKesson’s website (www.mckesson.com) under the tab “Investors” through the “SEC Filings” link and you may obtain Per-Se’s filings with the SEC, free of charge, from Per-Se’s website (www.Per-Se.com) under the tab “Investor Relations” through the “SEC Filings” link.
     McKesson, Per-Se and their respective directors, executive officers and other members of their management and employees may be deemed to be soliciting proxies from Per-Se’s stockholders in favor of the proposed acquisition. Information regarding McKesson’s directors and executive officers is available in McKesson’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on June 15, 2006. Information regarding Per-Se’ directors and executive officers is available in Per-Se’s proxy statement for its 2006 annual meeting of stockholders, which was filed with the SEC on April 14, 2006. Additional information regarding the interests of such potential Per-Se participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.
About Per-Se Technologies
     Per-Se Technologies (NASDAQ: PSTI) is the leader in Connective Healthcare. Connective Healthcare solutions from Per-Se help enable physicians, pharmacies and hospitals to achieve their income potential by creating an environment that streamlines and simplifies the complex administrative burden of providing healthcare. Per-Se’s Connective Healthcare solutions help reduce administrative expenses, increase revenue and accelerate the movement of funds to benefit providers, payers and patients. More information is available at www.per-se.com.

About McKesson
     McKesson Corporation (NYSE: MCK) is a Fortune 16 healthcare services and information technology company dedicated to helping its customers deliver high-quality healthcare by reducing costs, streamlining processes and improving the quality and safety of patient care. Over the course of its 173-year history, McKesson has grown by providing pharmaceutical and medical-surgical supply management across the spectrum of care; healthcare information technology for hospitals, physicians, homecare and payors; hospital and retail pharmacy automation; and services for manufacturers and payors designed to improve outcomes for patients. For more information, visit us at www.mckesson.com.